UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State or other jurisdiction of incorporation)

0-17071	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street

P.O. Box 792

Muncie, Indiana	47305-2814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 747-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)       At its meeting on October 28, 2009, the Board of Directors of the Corporation adopted an amendment to Article V, Section 12 of the Corporation’s Bylaws reflecting the addition of the Risk and Credit Policy Committee and eliminating the requirement to have an Executive Committee. A copy of Article V, Section 12 of the Corporation’s Bylaws, as amended, is attached here to as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)       (3.1) Article V, Section 1 of the Corporation’s Bylaws, as amended October 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 3, 2009.

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

(3.1) Article V, Section 12 of the Corporation’s Bylaws, as amended October 28, 2009

EXHIBIT 3.1

Article V, Section 12 of the Corporation’s Bylaws

ARTICLE V

Board of Directors

Section 12.     Committees. The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members an Executive Committee and/or one or more other committees.

During the intervals between meetings of the Board of Directors, any Executive Committee so appointed, unless expressly provided otherwise by law or these Bylaws, shall have and may exercise all the authority of the Board of Directors, including, but not limited to, the authority to issue and sell or approve any contract to issue or sell, securities or shares of the Corporation or designate the terms of a series or class of securities or shares of the Corporation. The terms which may be affixed by the Executive Committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting, or preferential rights or other features of securities or class or series of a class of shares. Such Committee may have full power to adopt a final resolution which sets forth these terms and to authorize a statement of such terms to be filed with the Secretary of State. However, such Executive Committee shall not have the authority to declare dividends or distributions, amend the Articles of Incorporation or the Bylaws, approve a plan of merger or consolidation, even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof.

The Board of Directors may, in its discretion, constitute and appoint other committees to assist in the management and control of the affairs of the Corporation, with responsibilities and powers appropriate to the nature of the several committees and as provided by the Board of Directors in the resolution of appointment or in subsequent resolutions and directives. Such committees may include, but are not limited to, a Nominating and Governance Committee, an Audit Committee, a Compensation and Human Resources Committee, and a Risk and Credit Policy Committee.

No member of any committee appointed by the Board of Directors shall continue to be a member thereof after he or she ceases to be a Director of the Corporation. The calling and holding of meetings of any committee and its method of procedure shall be determined by the Board of Directors or by the committee itself, except as otherwise provided in these Bylaws. To the extent permitted by law, a member of the Board of Directors serving on any such committee shall not be liable for any action taken by such committee if the Director has acted in good faith and in a manner the Director reasonably believed to be in the best interests of the Corporation. A member of a committee may participate in a meeting of the committee by means of a conference telephone or similar communications equipment by which all members participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.